UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2025

Great Lakes Dredge & Dock Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-33225 (Commission File Number)	20-5336063
(State or other jurisdiction of incorporation)		(I.R.S. Employer Identification No.)

9811 Katy Freeway, Suite 1200, Houston, TX		77024
(Address of principal executive offices)		(Zip Code)

(346) 359-1010

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value $0.0001)	GLDD	Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment No. 3 to Second Amended and Restated Revolving Credit and Security Agreement

On October 24, 2025, Great Lakes Dredge & Dock Corporation (“Great Lakes” or the “Company”), Great Lakes Dredge & Dock Company, LLC, NASDI Holdings, LLC, Great Lakes Environmental & Infrastructure Solutions, LLC, Great Lakes U.S. Fleet Management, LLC, and Drews Services LLC (collectively with the Company, the “Credit Parties”) entered into Amendment No. 3 to Second Amended and Restated Revolving Credit and Security Agreement (as may be further amended, supplemented or otherwise modified from time to time, the “Amended Credit Agreement”) with certain financial institutions from time to time party thereto as lenders, PNC Bank, National Association, as Agent (the “Agent”). The Amended Credit Agreement further amends the Second Amended and Restated Revolving Credit and Security Agreement dated as of July 29, 2022 by and among the financial institutions from time to time party thereto as lenders, the Agent and the Credit Parties party thereto(as amended by an Amendment No. 1 to Second Amended and Restated Revolving Credit and Security Agreement dated April 24, 2024 and Amendment No. 2 to Second Amended and Restated Revolving Credit and Security Agreement dated May 2, 2025, the “Original Credit Agreement”). The terms of the Amended Credit Agreement are summarized below.

The Amended Credit Agreement provides for a senior secured revolving credit facility in an aggregate principal amount of up to $430 million, an increase of $100 million from the Original Credit Agreement. The maximum borrowing capacity under the Amended Credit Agreement is determined by a formula and may fluctuate depending on the value of the collateral included in such formula at the time of determination. The Amended Credit Agreement also includes an increase option that will allow the Company to increase the senior secured revolving credit facility by an aggregate principal amount of up to $100 million. This increase is subject to lenders providing incremental commitments for such increase, the Credit Parties having adequate borrowing capacity and provided that no default or event of default exists both before and after giving effect to such incremental commitment increase.

Borrowings under the Amended Credit Agreement will be used to prepay in full the Credit Parties’ indebtedness under its second lien credit facility with Guggenheim Credit Services, LLC, pay fees and expenses related to the Amended Credit Agreement, finance acquisitions permitted under the Amended Credit Agreement, finance ongoing working capital and for other general corporate purposes. The Amended Credit Agreement also contains an impact loan option with a $35 million sublimit where the Company can borrow at the lower interest rates described below so long as such funds are used for capital investments related to renewable energy and clean transportation projects that are consistent with impact loan principles.

The Amended Credit Agreement matures on the earlier of October 24, 2030 and the date that is ninety-one (91) days prior to the scheduled maturity date of the Company’s unsecured senior notes, which is currently June 1, 2029, if the Company fails to refinance its unsecured senior notes prior to their scheduled maturity date but only if such scheduled maturity date is prior to the maturity date of the Amended Credit Agreement.

The Amended Credit Agreement contains customary representations and affirmative and negative covenants, including a springing financial covenant that requires the Credit Parties to maintain a fixed charge coverage ratio (ratio of earnings before income taxes, depreciation and amortization, net interest expenses, non-cash charges and losses and certain other non-recurring charges, minus capital expenditures, income and franchise taxes, to net cash interest expense plus scheduled cash principal payments with respect to debt plus restricted payments paid in cash) of not more than 1.10 to 1.00. The Amended Credit Agreement also contains customary events of default (including non-payment of principal or interest on any material debt and breaches of covenants) as well as events of default relating to certain actions by the Company’s surety bonding providers. The obligations of the Credit Parties under the Amended Credit Agreement will be unconditionally guaranteed, on a joint and several basis, by each existing and subsequently acquired or formed material direct and indirect domestic subsidiary of the Company.

The obligations under the Amended Credit Agreement are secured by substantially all of the assets of the Credit Parties. The outstanding obligations thereunder shall be secured by a valid first priority perfected lien on substantially all of the U.S. flagged and located vessels of the Credit Parties and a valid perfected lien on all domestic accounts receivable and substantially all other assets of the Credit Parties, subject to the permitted liens and interests of other parties (including the Company’s surety bonding providers).

Interest on the senior secured revolving credit facility of the Amended Credit Agreement is equal to either a Domestic Rate option or SOFR option, at the Company’s election. As of the Closing Date, (a) the Domestic Rate option is the highest of (1) the base commercial lending rate of PNC Bank, National Association, as publicly announced, (2) the sum of the federal funds open rate plus 0.5% and (3) the sum of the daily simple SOFR rate plus 1.0%, so long as a daily Simple SOFR rate is offered, ascertainable and not unlawful and (b) the SOFR Rate option is the rate that applies for the applicable interest period determined by the Agent and based on the rate published by the CME Group Benchmark Administration Limited (or a successor administrator). After the date on which a borrowing base certificate is required to be delivered under Section 9.2 of the Amended Credit Agreement (commencing with the fiscal quarter ending December 31, 2025, the “Adjustment Date”), the Domestic Rate option will be the Domestic Rate plus an interest margin ranging between 0.75% and 1.25% and the SOFR Rate option will be the SOFR Rate plus an interest margin ranging between 1.75% and 2.25%, in each case, depending on the quarterly average undrawn availability on the Amended Credit Agreement.

Additionally, the Company will have an option to borrow at Impact Loan Advance Rates, each of which will be 0.05% lower than the corresponding applicable rate if the Company certifies that it will use such proceeds to invest in renewable energy and clean transportation projects and it complies with impact loan principles.

The foregoing description of the Amended Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text thereof, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT INDEX

Number	Exhibit
10.1	Amendment No. 3 to Second Amended and Restated Revolving Credit and Security Agreement.
99.1	Press Release of Great Lakes Dredge & Dock Corporation dated October 27, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT LAKES DREDGE & DOCK CORPORATION

By:	/s/Scott L Kornblau
Scott L. Kornblau
Senior Vice President and Chief Financial Officer

Date: October 27, 2025